                                                                   Exhibit 10.54


                                                    BROOKS AUTOMATION
(BROOKS AUTOMATION LOGO)                  FY05 MANAGEMENT INCENTIVE PLAN PROGRAM
                                                   TERMS AND CONDITIONS

PURPOSE

The Brooks Automation Management Incentive Plan (MIP) is designed to recognize and reward managerial performance as tied to the business and financial goals, as well as individual objectives that ensure alignment to the Brooks Strategic Plan.

PROCESS

All participating employees will receive a letter of eligibility from their direct manager. This letter is a commitment of participation in the program in addition to the targeted cash incentive. All letters will have a working example of the plan along with this program description. Participants are encouraged to read and understand the program.

TERMS AND CONDITIONS

The company reserves the right to limit the overall pool of cash available for distribution to 15% of the actual Operating Income. This means if the funding schedule generates an amount of cash greater than 15% of actual operating income, then the funding will be rolled back. This ensures the affordability of plan from a business point of view and a fair return to shareholders.

Brooks Management retains the discretion to make whatever adjustments it considers necessary to ensure the motivational impact of the plan and to provide a fair return to shareholders.

Eligible Employees

The Brooks Management Incentive Plan is limited to selected key management employees with the following criteria:

      - Regular full and/or part-time employees, employed for more than one quarter of the fiscal year

      - Employee may participate in only one incentive or bonus program, e.g. MIP excludes sales incentive employees

Ineligible Employees

      -     Employees employed for less than one quarter

      -     All third party contracted employees

      -     Consultants with contracts are excluded

      - Employees on an approved LOA or long term disability who have not worked at least one full quarter during the fiscal year, and have not returned to work on or before the date of payment, except employees on an approved Military or Family/Medical leave of absence who have worked a continuous quarter and have satisfactory performance.

                                                    BROOKS AUTOMATION
(BROOKS AUTOMATION LOGO)                  FY05 MANAGEMENT INCENTIVE PLAN PROGRAM
                                                   TERMS AND CONDITIONS


Payment Conditions

Employees must be actively employed by the company on the date of payment and have no corrective or discipline process in place.

Employees must have been assessed as having satisfactory performance for at least one full quarter during the fiscal year.

Cash Incentive Targets for employees who terminate during the year, also terminate and may not be allocated to others. However, if a participating employee terminates and is replaced by a formerly non-participant (ex., employee is promoted) and or new hire, then a cash incentive target may be developed on a prorated basis (see prorated payments).

Employees who are employed on the last day of the fiscal year, but who are terminated prior to the date of payment as part of a downsizing activity may receive payment.

Employees who are employed for at least one full quarter during the fiscal year, but who retire prior to the date of payment may receive payment.

In the event of the death of a participating employee, a prorated amount will be provided to the estate for the period during which the employee was covered under the plan.

In no case shall an individual employee receive an actual payment greater than twice the cash incentive target.

Prorated Payments

Employees on long-term disability or Workers Compensation who have worked at least one full quarter during the fiscal year and have returned to work on or before the date of payment will receive a prorated payment based on the number of whole months the employee has worked.

      - A whole month is credited when the employee works the majority of the month.

When a management employee is newly hired in Q1, 2 or 3 and is recommended for the Brooks FY04 MIP, the cash incentive target should be prorated at the point of hire and made part of the offer.

If the date of hire is on or prior to the 15th of the month, then full credit of the month will be given in the proration. If the date of hire is post the 15th of the month, no credit for that month will be prorated. Proration will commence with the following month of employment.

Employees hired in Q4 of the fiscal year are not eligible based on the requirement of working one full quarter.

                                                    BROOKS AUTOMATION
(BROOKS AUTOMATION LOGO)                  FY05 MANAGEMENT INCENTIVE PLAN PROGRAM
                                                   TERMS AND CONDITIONS


Payroll Processing

Participants should expect payments under the plan no later than sixty (60) days of the public announcement of fiscal year end results. This is due to the legal restraints of the announcement of fiscal year end results to the public, and the performance assessments/planning of participating individuals.

The following deductions will be taken from the actual payment:

Employee Stock Purchase Plan
401K Plan
Employee's State, FICA, and other standard taxes
Note: MIP Actual payments are taxed at a flat Federal income tax rate of 25%

                                                    BROOKS AUTOMATION
(BROOKS AUTOMATION LOGO)                  FY05 MANAGEMENT INCENTIVE PLAN PROGRAM
                                                   TERMS AND CONDITIONS


FY05 TARGET PERCENTAGES


Management Level                            Target Percent (at 100% Achievement)
----------------                            ------------------------------------
CEO/President                                               100%
Executive Vice President                                    100%
Sr. Vice President                                           70%
Vice President                                               50%
Director                                                     25%
Sr. Manager                                               10 - 15%
Key technical Individual Contributor                      05 - 15%